UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2007

APPLIED DIGITAL SOLUTIONS, INC.
 (Exact name of registrant as specified in its charter)

DELAWARE	0-26020	43-1641533
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 200 DELRAY BEACH, FLORIDA	33445
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-805-8000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On October 31, 2007, Applied Digital Solutions, Inc., a Delaware corporation (the “Company”) entered into an Omnibus Amendment and Waiver (the “Amendment Agreement”) among the Company, the Company’s lenders, Laurus Master Fund, Ltd. (“Laurus”) and Kallina Corporation (“Kallina”), certain affiliates of Laurus and Kallina (collectively, the “Lenders”) and VeriChip Corporation, the Company’s majority-owned subsidiary (“VeriChip”). The Amendment Agreement amends outstanding financing arrangements, specifically (a) a secured term note, dated as of August 31, 2006, in favor of Laurus (the “2006 Note”), and the related agreements entered into in connection therewith, and (b) a secured term note, dated as of August 31, 2007, in favor of Kallina (the “2007 Note” and, together with the 2006 Note, the “Notes”), and the related agreements entered into in connection therewith.

The Amendment Agreement provides, among other things, that (i) the aggregate of the monthly amount due on each of the Notes will be reduced by a total of $50,000 effective November 1, 2007, (ii) the maturity date on each of the Notes is extended until February 1, 2010, and (iii) the prepayment penalty provision in each of the Notes is no longer applicable. In addition, in connection with an inter-company loan between the Company and VeriChip under which approximately $12.7 million was outstanding on October 31, 2007 (the “VeriChip Loan”), the Lenders agreed that such loan may be satisfied in full by VeriChip for no less than $10 million plus accrued interest if the satisfaction of the VeriChip Loan is made on or prior to November 1, 2008 and $6 million of such payment amount is paid by the Company to the Lenders in satisfaction of the Notes. After the satisfaction of the VeriChip Loan, if any, the aggregate of the monthly amount due on the Notes will be reduced by an additional $50,000 per month.

In connection with the Amendment Agreement, the Company issued warrants to the Lenders to purchase a total of 2,976,198 shares of the Company’s common stock, at a price of $1.00 per share, which warrants are immediately exercisable and expire on October 31, 2014. The Company will register the shares underlying the warrants on the Company’s next registration statement filed after December 31, 2007.

Under the Amendment Agreement, the Lenders also agreed to amend a Registration Rights Agreement, dated August 31, 2007, between VeriChip and Kallina to extend the filing deadline to April 30, 2008, for a registration statement that VeriChip must file for the resale of 200,000 shares of VeriChip common stock, which shares were transferred by the Company to Kallina in connection with the 2007 Note.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

In connection with the Amendment Agreement, on October 31, 2007, the Company issued warrants to the Lenders to purchase a total of 2,976,198 shares of its common stock at a price of $1.00 per share, which warrants are immediately exercisable and expire on October 31, 2014. These securities were issued without registration in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Omnibus Amendment and Waiver among Applied Digital Solutions, Inc., VeriChip Corporation, Laurus Master Fund, Ltd., Kallina Corporation, PSource Structured Debt Limited, Valens Offshore SPV II, Corp. and Valens U.S. SPV I, LLC, dated October 31, 2007
10.2	Warrant Issued to PSource Structured Debt Limited to Purchase Common Stock of Applied Digital Solutions, Inc., dated October 31, 2007
10.3	Warrant Issued to Valens Offshore SPV II, Corp. to Purchase Common Stock of Applied Digital Solutions, Inc., dated October 31, 2007
10.4	Warrant Issued to Valens U.S. SPV I, LLC to Purchase Common Stock of Applied Digital Solutions, Inc., dated October 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED DIGITAL SOLUTIONS, INC.

By:/s/ Lorraine M. Breece
Name: Lorraine M. Breece
Title:   Senior Vice President and Acting Chief Financial Officer

Dated: November 6, 2007

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Omnibus Amendment and Waiver among Applied Digital Solutions, Inc., VeriChip Corporation, Laurus Master Fund, Ltd., Kallina Corporation, PSource Structured Debt Limited, Valens Offshore SPV II, Corp. and Valens U.S. SPV I, LLC, dated October 31, 2007
10.2	Warrant Issued to PSource Structured Debt Limited to Purchase Common Stock of Applied Digital Solutions, Inc., dated October 31, 2007
10.3	Warrant Issued to Valens Offshore SPV II, Corp. to Purchase Common Stock of Applied Digital Solutions, Inc., dated October 31, 2007
10.4	Warrant Issued to Valens U.S. SPV I, LLC to Purchase Common Stock of Applied Digital Solutions, Inc., dated October 31, 2007